Exhibit 5.1

Troutman Pepper Hamilton Sanders LLP 600 Peachtree Street, Suite 3000 Atlanta, Georgia 30308

March 18, 2021

Wisconsin Electric Power Company

WEPCo Environmental Trust Finance I, LLC

231 W. Michigan Street

Milwaukee, Wisconsin 53201

Re: Registration Statement on Form SF-1

Ladies and Gentlemen:

We have acted as counsel to Wisconsin Electric Power Company, a Wisconsin corporation (the “Company”), and WEPCo Environmental Trust Finance I, LLC, a Delaware limited liability company (the “Issuing Entity”), in connection with the Registration Statement on Form SF-1 (Registration Statement Nos. 333-252252 and 333-252252-01) filed on January 20, 2021 and as amended by Amendment No. 1 filed on March 18, 2021 (together, the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed issuance of $117,900,000 aggregate principal amount of Environmental Trust Bonds, Series 2021 (the “Bonds”) of the Issuing Entity to be offered in such manner as described in the form of the prospectus (the “Prospectus”) included as part of the Registration Statement. The Bonds are to be issued under an Indenture (the “Base Indenture”), between the Issuing Entity and U.S. Bank, National Association, as indenture trustee (the “Indenture Trustee”), as supplemented by a Series Supplement (the “Series Supplement” and, together with the Base Indenture, the “Indenture”), between the Issuing Entity and the Indenture Trustee, the form of each of which has been filed with the Commission as an exhibit to the Registration Statement.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions expressed below, we have examined and relied upon copies of the Registration Statement and the exhibits filed therewith, and the form of Indenture. We have also examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company and the Issuing Entity.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

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1.       The Issuing Entity is a limited liability company validly existing and in good standing under the laws of the State of Delaware.

2.       The Issuing Entity has limited liability company power and authority to execute and deliver the Indenture, to authorize and issue the Bonds and to perform its obligations under the Indenture and the Bonds.

3.       The Bonds will be validly issued and binding obligations of the Issuing Entity when (i) the Registration Statement, as finally amended (including any post-effective amendments), shall have become effective under the Securities Act; (ii) the member or managers of the Issuing Entity have taken all necessary limited liability company action to approve the issuance and establish the terms of the Bonds, the terms of the offering of the Bonds and related matters; (iii) the Indenture (including any necessary supplemental indentures) shall have been qualified under the Trust Indenture Act of 1939, as amended, and duly executed and delivered by the Issuing Entity and the Indenture Trustee; and (iv) the Bonds shall have been duly executed and authenticated in accordance with the provisions of the Indenture and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

Our opinion is subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief.

We express no opinion herein as to the law of any jurisdiction other than the law of the State of New York and the Limited Liability Company Act of the State of Delaware.

This opinion is limited to the matters stated in this letter, and no opinion may be implied or inferred beyond the matters expressly stated in this letter. This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in the law, including judicial or administrative interpretations thereof, that occur which could affect the opinions contained herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the statements with respect to our name under the heading “Legal Matters” in the Prospectus forming part of the Registration Statement. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder. This opinion may not be relied upon, furnished or quoted by you for any other purpose, without our prior written consent.

Very truly yours,
/s/ Troutman Pepper Hamilton Sanders LLP